CODE OF ETHICS



Morgan Asset Management, Inc.
Morgan Keegan & Company, Inc.





Revised September 2004











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INTRODUCTION
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This Code of Ethics ("Code") has been adopted by Morgan Asset  Management,  Inc.
("MAM") and Morgan Keegan & Company, Inc. ("Morgan Keegan") in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

MAM serves as investment adviser to each of Morgan Keegan Select Fund, Inc., Regions Morgan Keegan Select Funds, RMK High Income Fund, Inc. and RMK Strategic Income Fund, Inc. (each a "Fund" and collectively, the "Funds"). Morgan Keegan serves as the principal underwriter for Morgan Keegan Select Fund, Inc.

In adopting this Code, MAM and Morgan Keegan recognize that certain of their affiliated persons owe a fiduciary duty to the Funds and must (1) at all times place the interests of Funds first; (2) conduct personal securities transactions in a manner consistent with this Code and avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and (3) adhere to the fundamental standard that personnel associated with the Funds should not take inappropriate advantage of their positions.

MAM and Morgan Keegan personnel are required to comply with applicable federal securities law and must, at a minimum, adhere to these general principles as well as comply with the specific provisions of this Code. It bears emphasis that technical compliance with the Code will not automatically insulate from scrutiny trades or other activities that reflect a pattern of abuse of an individual's fiduciary duty owed to the Funds.

This Code applies to Access Persons (as defined below) of MAM and Morgan Keegan. The Funds have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Access Persons of MAM and Morgan Keegan who are Access Persons of the Funds are subject to this Code and not to the Funds' Code.

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DEFINITIONS
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ACCESS PERSON is defined as any  director,  officer or employee of MAM or Morgan
Keegan (1) who has access to nonpublic information regarding any Fund's purchase or sale of Covered Securities or information regarding the portfolio holdings of any Fund, or (2) who is involved in making securities recommendations with respect to a Fund or has access to such recommendations that are nonpublic.

ACCOUNT is defined as the following securities accounts: any personal account; any joint or tenant-in-common account in which the person has an interest or is a participant; any account for which the person acts as trustee, executor, or custodian; any account over which the person has investment discretion or otherwise can exercise control (other than non-related clients' accounts over which the person has investment discretion), including the accounts of entities controlled directly or indirectly by the person; any other account in which the person has a direct or indirect Beneficial Interest provided, however, that Account shall not include any securities account over which the person has no investment discretion and cannot exercise control over any investment decisions, including any blind trusts.

ADVISER means Morgan Asset Management, Inc. or MAM.

BENEFICIAL OWNERSHIP/INTEREST means a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934) ("1934 Act") that is held or shared by a person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, in a security. The term "pecuniary interest," as it is defined under the 1934 Act, is generally understood to mean having the opportunity to share, directly or indirectly, in any profit or loss on a transaction in securities, including but not limited to all joint accounts, partnerships and trusts. An Access Person is presumed to have Beneficial Ownership of any Immediate Family member's account.

COVERED SECURITY is defined as a security as defined in section 2(a)(36) of the Investment Company Act of 1940 ("1940 Act"), except that it does not include direct obligations of the United States government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, repurchase agreements, or shares issued by open-end funds other than funds managed by MAM ("MAM Funds").

EQUIVALENT SECURITY is defined as any securities issued by the same entity as the issuer or a security, including options, rights, warrants, preferred stock, restricted stock, bonds, and other obligations of that issuer.

IMMEDIATE FAMILY is defined as a person's spouse, a person's minor child, any adult residing in the same household as the person, any relative dependant on the person for financial support, and any other person designated by the Compliance Department.

INITIAL PUBLIC OFFERING is defined as an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

INVESTMENT CONSIDERATION LIST includes all securities purchased or sold by the Funds in the last seven (7) calendar days, including the date purchased or sold, and all securities the Funds are considering for purchase or sale. The list will also identify those securities that are currently a component of Standard & Poor 500.

INVESTMENT PERSONNEL include Access Persons with direct responsibility and authority to make investment decisions affecting the Funds (such as portfolio managers and chief investment officers); Access Persons who provide information and advice to such Portfolio Managers (such as securities analysts employed by the Adviser); and Access Persons who assist in executing investment decisions for the Funds (such as traders).

LIMITED OFFERING is defined as an offering that is exempt from registration under the Securities Act of 1933 ("1933 Act") pursuant to section 4(2) or section 4(6) or 77d(6)) or pursuant to rule 504, rule 505, or rule 506 under the 1933 Act, or pursuant to any other exemption.

PORTFOLIO MANAGER is defined as any person or persons with principal day-to-day responsibility for managing the Funds.

PORTFOLIO SECURITIES is defined as stocks, notes, bonds, debentures, or other evidences of indebtedness, and all derivative investments, such as options and warrants, being held by a Fund, or presently being contemplated for purchase by a Fund.

SECURITIES TRANSACTION is defined as a purchase or sale of securities, or writing an option to purchase or sell a Covered Security.

SECURITY, as defined in Section 2(a)(36) of the Investment Company Act of 1940, means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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1.  GENERAL PROHIBITIONS
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No Access Person of MAM or Morgan  Keegan,  in  connection  with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds, shall:

     A.   Employ any device, scheme or artifice to defraud the Funds;

     B. Make to the Funds any untrue statement of a material fact or omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     C. Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

     D.   Engage  in any  manipulative  practice  with  respect  to  the  Funds.

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2.  IMPLEMENTATION OF THE CODE
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Mr. J. Kenneth Alderman,  Vice Chairman & CEO of MAM and a  Director/Trustee  of
the Funds (hereinafter referred to as the "Supervisor") shall be responsible for the implementation of this Code, including the issuance of procedures, forms and guidelines as deemed necessary for such implementation. The Supervisor may designate one or more individuals to assist him in carrying out the terms and responsibilities of this Code. Any questions concerning this Code should be directed to the Supervisor, Chief Compliance Officer, or the Legal Department.

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3.  ACCESS PERSON REPORTING REQUIREMENTS
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In addition to the Trade Reporting  Requirements  described in Section 8 of this
Code, every Access Person must provide to the Supervisor or his designee personal holdings disclosure reports as described below. Each report must include the date that the report was submitted to the Supervisor or his designee. The Supervisor or his designee will identify all Access Persons who are required to make reports under Section 3 of this Code and will inform those persons of their reporting obligations. A list of all persons required to make reports under this section will be maintained as described in Section 15 of this Code.

3.1  INITIAL HOLDINGS REPORT.

        No later than 10 days after the person becomes an Access Person, each Access Person must submit an Initial Holdings Report including the title, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person. In addition, with respect to brokerage accounts, the Initial Holdings Report must include the name of any broker, dealer, or bank with whom the Access Person maintained an account in which Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person.

3.2  QUARTERLY TRANSACTIONS REPORT

        No later than 10 days after the end of a calendar quarter, each Access Person must submit a Quarterly Transactions Report which contains the following:

        A. TRANSACTION SUMMARIES. A summary of all transactions conducted during the quarter in Covered Securities in which the Access Person had any direct or beneficial ownership and indicating the status of any and all outside directorships. The Transaction Summaries must include:

            i. The nature and date of the transaction (i.e. purchase, sale, or any other type of acquisition or disposition):

            ii. The title, interest rate, maturity date, number of shares, and principal amount of each Covered Security involved;

            iii. The name of the  broker,  dealer or bank with or through  which the transaction was effected; and

            iv. The price of the Covered Security at which the transaction was effected.

        B. ACCOUNTS REPORT. In addition with respect to brokerage accounts, the Quarterly Holdings Report must include the name of any broker, dealer, or bank with whom an account was established during the quarter in which Covered Securities were held for the direct or indirect benefit of the Access Person and the date such account was established.

        C. CERTAIN TRANSACTIONS IN MAM FUNDS. Quarterly Transaction Reports are not required to report purchases or sales of shares of MAM Funds made pursuant to a periodic investment, redemption, or reallocation plan in a deferred compensation, 401(k), IRA or other account (e.g., purchases of shares of MAM Funds every pay period in an employee's 401(k) account). In order to rely on this exception, the investment options in the plan may not be changed more frequently than every 30 calendar days.

In the event that an Access Person is required by this section to file a Quarterly Holdings Report for a period in which he or she cannot identify any personal holdings or transactions which would require reporting, the Access Person will instead file a signed Certification of Exemption, certifying that he or she is not required to report any holdings or transactions in the said period.

3.3  ANNUAL HOLDINGS REPORT

        According to a schedule adopted by the Supervisor or his designee, each Access Person must submit an Annual Holdings Report which is current as of a date no more than thirty (30) days before the report is submitted. The Annual Holdings Report must include the following:

        A. HOLDINGS SUMMARY. The title, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership. In addition, with respect to brokerage accounts, the Annual Holdings Report must include the name of any broker, dealer, or bank with whom the Access Person maintained an account in which Covered Securities were held for the direct or indirect benefit of the Access Person.

        B. ANNUAL CERTIFICATION OF COMPLIANCE. Each Annual Holdings Report will also include an Annual Certification of Compliance, signed by the Access Person, in which the Access Person certifies that he or she has read and understands this Code, has complied with the requirements of this Code, and has reported all Securities Transactions in Accounts required to be disclosed or reported pursuant to the requirements of this Code.

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4.  PRE-CLEARANCE REQUIREMENTS
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All  Securities  Transactions  in  Accounts  held by  Access  Persons  or  their
Immediate Families are subject to prior authorization by the Supervisor or his designee subject to the limitations and exceptions set forth below. Access Persons and the Portfolio Managers must seek approval by submitting, prior to the time the order is entered, a request to the Supervisor or his designee. The Supervisor or his designee shall submit his/her requests to the Chief Compliance Officer.

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5.  TRADING RESTRICTIONS
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Access Persons and their Immediate  Families are prohibited from engaging in any of the following Securities Transactions in Accounts:

        A. Any transaction in a Covered Security while in possession of material nonpublic information regarding the Covered Security or the issuer of the Covered Security;

        B. Transactions intended to raise, lower, or maintain the price of any Covered Security or to create a false appearance of active trading;

        C. Purchases or sales of Covered Securities, or writing an option to purchase or sell a Covered Security, at a time when the Person has knowledge of an intention to purchase or sell that Covered Security (or an Equivalent Security) on behalf of a Fund. This prohibition applies whether the Securities Transaction is in the same (two purchases) or the opposite (a purchase and sale) direction of the transaction of the Fund;

        D. Any purchase or sale of Covered Securities, including writing an option to purchase or sell a Covered Security, on any day during which a Fund has a pending "buy" or "sell" order in the same Covered Security (or Equivalent Security) until that order is executed or withdrawn, unless an explanation of why the trade is necessary is provided and provision is made for the Fund trade to take precedence, in terms of price, over the trade in question. Prior to approving a trade, the Supervisor or his designee shall determine whether there is an open order for the Covered Security by a Fund;

        E. Any acquisition of Covered Securities in an Initial Public Offering (other than a new offering of a registered open-end investment company), unless with prior approval. A record of any approval granted under this paragraph and the reasons for such approval will be maintained as described in Section 15 of this Code. In instances where an Investment Personnel, after receiving prior approval, acquires a Security in an initial public offering, the Investment Personnel has an affirmative obligation to disclose this investment to the Supervisor or his designee if the Investment Personnel participates in any subsequent consideration of any potential investment by a Fund in the issuer of that Security. Following a purchase by an Investment Personnel in an approved personal transaction, any purchase by a Fund of Covered Securities issued by the same company (other than secondary market purchases of publicly traded Covered Securities) will be subject to an independent review by the Supervisor or his designee and so documented;

        F. Any acquisition of Covered Securities in a Limited Offering or private placement, unless with prior approval. The Supervisor or his designee may give permission after considering, among other factors, whether the investment opportunity should be reserved for the Fund and whether the opportunity is being offered to the Access Persons by virtue of his or her position. In the event any Access Persons is authorized to acquire and has acquired Covered Securities in a Limited Offering, he or she is required to disclose that investment to the Supervisor or his designee if the investment plays a part in any subsequent consideration of an investment in the issuer by a Fund. The decision to purchase Covered Securities of the issuer by a Fund must be authorized by the Supervisor or his designee. A record of any approval granted under this paragraph and the reasons for such approval will be maintained as described in Section 15 of this Code; and

        G. Purchases of a Portfolio Security or shares of a MAM fund within sixty (60) days of a sale of the Portfolio Security or shares of a MAM fund, and sales of a Portfolio Security or shares of a MAM fund within sixty (60) days of a purchase of the Portfolio Security or shares of a MAM fund absent an agreement to give up all profits of the transaction.

Investment Personnel and their Immediate Families are prohibited from engaging in any of the following Securities Transactions in Accounts:

        A. Purchasing or selling any Covered Security which has been placed on the Investment Consideration List; and

        B. Purchasing or selling any Covered Security which is not a component of the Standard & Poors 500 within seven (7) calendar days AFTER a Fund purchases or sells the same Covered Security. Investment Personnel are prohibited from purchasing or selling any Covered Security which is a component of the Standard & Poors 500 within three (3) calendar days AFTER a Fund purchases or sells the same Covered Security;

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6.  EXEMPTIONS
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The  following  Securities   Transactions  are  exempt  from  the  pre-clearance
requirements set forth in Section 4 and the prohibitions set forth in Section 5, except as further explained below:

        A.  MUTUAL  FUNDS.   Securities   issued  by  any  registered   open-end
            investment companies, except MAM Funds;

        B. CERTAIN TRANSACTIONS IN MAM FUNDS. Pre-clearance is not required for purchases or sales of shares of MAM Funds made pursuant to a periodic investment, redemption, or reallocation plan in a deferred compensation, 401(k), IRA or other account (e.g., purchases of shares of MAM Funds every pay period in an employee's 401(k) account). In order to rely on this exception, the investment options in the plan may not be changed more frequently than every 30 calendar days.

        C. NO KNOWLEDGE. Securities Transactions where neither the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

        D. CERTAIN CORPORATE ACTIONS. Any acquisition of Covered Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

        E. EXERCISE OF RIGHTS. Any acquisition of Covered Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired in the issue;

        F. COMMODITIES, FUTURES AND OPTIONS ON FUTURES. Commodities, futures (including currency futures) and options on futures are not subject to pre-clearance, nor to the seven (7) day blackout, sixty (60) day profit disgorgement, and prohibited transaction provisions of
            Section 5, but are subject to transaction reporting;

        G. GIFTS AND BEQUESTS. Receipt of Covered Securities as gifts and bequests and the making of personal or charitable gifts and bequests of Covered Securities; and

        H. MISCELLANEOUS. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposits, (3) commercial paper, (4) repurchase agreements, (5) securities that are direct obligations of the U.S. Government, (6) other securities which may from time to time be exempted in writing by the Securities and Exchange Commission.

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7.  DE MINIMIS EXCEPTION
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Unless otherwise specified, de minimis rules will apply, whereby:

     (A). Pre-approval of Securities Transactions by Access Persons or their Immediate Families shall not be required for personal transactions of $10,000.00 or less in any security traded on the New York Stock Exchange (NYSE), the American Stock Exchange (AMEX) or in any Nasdaq National Market Security (NMS). Please note, NMS does NOT include Nasdaq SmallCap Securities, OTC Bulletin Board Securities or securities traded in the Pink Sheets.

     (B). No Access Persons may execute a personal transaction, directly or indirectly, in any Covered Security in reliance upon the DE MINIMIS exception when the Access Persons knows, or should have known, that the Covered Security:

            a.  is being considered for purchase or sale by a Fund; or

            b.  is being purchased or sold by a Fund.

     (C) Access Persons and their Immediate Families may not rely upon the de minimis exception for Securities Transactions involving shares of MAM Funds.

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8.  TRADE REPORTING REQUIREMENTS
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All Access Persons and their  Immediate  Families must allow and arrange for the
Chief Compliance Officer or his designee to receive directly from the broker, dealer, or bank in question, duplicate copies of each confirmation and periodic statements for each Securities Transaction in each Account. If any such Access Person is unable to arrange for duplicate confirmations and statements to be sent, he or she must immediately notify the Chief Compliance Officer or his designee.

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9.  CONFIDENTIALITY/CONFLICTS OF INTEREST
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9.1  ALL ACCESS  PERSONS ARE  PROHIBITED  FROM  REVEALING  (except to the extent necessary in the normal course of the fulfillment of required duties on behalf of the Funds), OR ACTING UPON FOR PERSONAL BENEFIT, ANY INFORMATION RELATING TO THE INVESTMENT INTENTIONS, ACTIVITIES OR PORTFOLIO HOLDINGS OF THE FUNDS.

9.2 ALL ACCESS PERSONS ARE PROHIBITED FROM TAKING PERSONAL ADVANTAGE OF ANY INVESTMENT OPPORTUNITY PROPERLY BELONGING TO THE FUNDS.

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10.  GIFTS
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10.1   ACCEPTING GIFTS

       On occasion, because of their position with MAM, Morgan Keegan or the Funds, the Portfolio Manager or other Access Persons may be offered, or may receive without notice, gifts from clients, outside vendors, or other persons who do business or are seeking to do business with MAM, Morgan Keegan or the Funds. Solicitation of such gifts or gratuities is unprofessional and is strictly prohibited. This provision shall not apply to gifts received from immediate family members who give any such gifts in that capacity.

       Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of MAM, Morgan Keegan and the Funds. Gifts of a nominal value (I.E., gifts with a reasonable value of no more $100 a year) and customary business lunches, dinners, entertainment (e.g., sporting events), and promotional items (E.G., pens, mugs, T-shirts) may be accepted.

       If any gift is offered or received that might be prohibited under this Code, the Portfolio Manager or Access Persons involved must immediately inform the Supervisor or his designee.

10.2   GIVING GIFTS

       The Portfolio Manager and other Access Persons may not give any gift with a value in excess of $100 per year to any other person associated with securities or financial organizations, other member organization, including exchanges, commodity firms, news media, or clients of Morgan Keegan or MAM. This provision shall not apply to gifts to immediate family members given in that capacity.

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11.  UNDUE INFLUENCE
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NO PERSON MAY CAUSE OR ATTEMPT TO CAUSE THE FUNDS TO PURCHASE,  SELL OR HOLD ANY
SECURITY IN A MANNER CALCULATED TO CREATE ANY PERSONAL BENEFIT TO SUCH PERSON.

If the Portfolio Manager or any member of his or her Immediate Family stands to materially benefit from an investment decision for the Funds that he or she is recommending or participating in, the Portfolio Manager must disclose that interest to the Supervisor or his designee. Based on the information given, a decision will be made on whether or not to restrict the Portfolio Manager's participation in causing the Fund to purchase or sell a Covered Security in which he or she has an interest.

The Portfolio Manager must disclose to the Supervisor or his designee any Beneficial Interest that he or she, or his or her Immediate Family, has in that Covered Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Portfolio Manager, or to his or her Immediate Family, or create the appearance of impropriety. The Supervisor or his designee will determine whether or not the Portfolio Manager will be restricted in making investment decisions.

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12.  SERVICE AS A DIRECTOR
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No Access  Person  may  serve on the board of  directors  of a  publicly  traded company not affiliated with MAM, absent prior authorization from the Supervisor or his designee. The Supervisor or his designee shall consult with the Legal/Compliance Department as is necessary to carry out this provision of the Code. If prior approval to serve as a director of a company is granted by the Supervisor or his designee, the Access Person has an affirmative duty to excuse himself/herself from participating in any deliberations by the Funds regarding possible investments in the securities issued by the company on whose board the Access Person sits.

--------------------------------------------------------------------------------
13.  REPORTING OF VIOLATIONS
--------------------------------------------------------------------------------

13.1     REPORTING VIOLATIONS OF THE CODE

         Each Access Person is required to notify the Chief Compliance Officer or his designee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code. In the event that a matter implicates the Chief Compliance Officer or his designee, notice of a violation must be provided to the General Counsel.

         Consistent with MAM's and Morgan Keegan's policies, neither MAM nor Morgan Keegan shall retaliate, or tolerate any retaliation by any other person or group within the firm, directly or indirectly, against anyone who, in good faith, reports any violation of this Code or provides assistance to management or any other person or group, including any governmental, regulatory or law enforcement body, investigating any violation of this Code.

         The Chief Compliance Officer shall not reveal the identity of any person who reports a violation of this Code and who asks that his or her identity as the person who made such report remain confidential. MAM and Morgan Keegan shall not make any effort, or tolerate any effort made by any other person or group, to ascertain the identity of any person who reports a violation anonymously, unless (i) such information is required to be disclosed by law or applicable legal process or by applicable securities or commodities exchange, self-regulatory organization, or other rules or regulations; or (ii) disclosure of such information, or ascertaining such identity, is supported by a clear and compelling interest of clients that is sufficient in the particular case to overcome an expectation of anonymity.

13.2     INVESTIGATING VIOLATIONS OF THE CODE

         The Code of Ethics Review Committee is responsible for investigating any reported or suspected violation of the Code and imposing sanctions. Any such investigation may be delegated to the Legal/Compliance Department. Investigations shall include discussions/interviews with the involved parties as well as the gathering of documentary evidence (i.e., including but not limited to, trading, journals, account statements, etc.). This information will be utilized to determine if any violation has occurred.

13.3     ANNUAL REPORTS

         The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code and will prepare an annual report to the Boards of Directors/Trustees for the Funds. The report will:

              (i) Describe any issues arising under this Code since the last report to the Board of Directors, including but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and

              (ii) Certify  that MAM or Morgan  Keegan  has  adopted  procedures reasonably necessary to prevent Access Persons from violating the Code.

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14.  REMEDIES
--------------------------------------------------------------------------------

  14.1   SANCTIONS

         If the Code of Ethics Review Committee determines that any Access Person has committed a violation of this Code, the Committee may recommend the imposition of such sanctions, subject to review as set forth below, as it deems appropriate, including reversal of the transaction(s) in question and forfeiture of any profit or absorption of any loss derived there from, a letter of censure, or suspension or termination of the employment of the violator for cause.

14.2     REVIEW

         Whenever the Code of Ethics Review Committee determines that any Access Person has committed a violation of this Code that merits remedial action, it will report to the Supervisor or his designee information relating to the investigation of the violation, including any recommended sanctions. The Supervisor or his designee shall have the power to modify or increase the sanction as he or she deems appropriate. In performing this function, the Supervisor or his designee shall have access to all information considered by the Code of Ethics Review Committee in relation to the case.

--------------------------------------------------------------------------------
15.  RECORDKEEPING
--------------------------------------------------------------------------------

A copy of all of the following information, supplied pursuant to this Code, will be retained at the principal place of business of MAM or Morgan Keegan for at least five years after the end of the fiscal year in which the report is submitted:

     (A). A copy of the current Code of Ethics, in addition to a copy of any Code of Ethics in effect at any time within the past five years;

     (B). A list of all persons, currently or within the last five years, who are or were required to make Personal Holdings Reports, and the names of any employees designated by the Supervisor or his designee who are or were responsible for reviewing those reports (as described in Section 3 of this Code);

     (C). Personal Holdings Reports (including Initial Holdings Reports, Quarterly Holdings Reports, and Annual Holdings Reports) or
            Certifications of Exemption submitted by Access Persons (as described in Section 3);

     (D). A record of any pre-clearance approval of investments, and the reasons for such approval (as described in Section 4);

     (E). A record of any approval granted for acquisition of Covered Securities in an Initial Public Offering or Limited Offering and the reasons for such approval (as described in Sections 5.E and 5.F);

     (F).   Trade Reports  submitted by Access  Persons (as described in Section
            8); and

     (G). The Annual Report of the Code of Ethics Review Committee (as described in Section 13).

All such reports and information will be made available for reasonable periodic or any other special inspection by the Code of Ethics Review Committee, the Legal/Compliance Department, any party to which any investigation is referred by any of the foregoing, the Securities and Exchange Commission, any self-regulatory organization, and any state securities commission.

APPENDIX

      PROCEDURES
      ----------

--------------------------------------------------------------------------------
A.1.  INDIVIDUALS SUBJECT TO THE CODE OF ETHICS
--------------------------------------------------------------------------------

The following officers, directors and employees of MAM and Morgan Keegan are subject to the Code:

        A. PORTFOLIO MANAGERS: James Kelsoe, Carter Anthony, Craig Harris, John Norris V, Charles Murray, David Rees, Jr., David McGrath, Peyton Diliberto, Walter Hellwig, Chad Stafko.

        B. ACCESS PERSONS: J. Kenneth Alderman, Charles Maxwell, Thom Weller, David George, Edward Brundick, the Portfolio Managers, Mary Webb, Chris Fleischmann, Jessica Wray, Tom Gamble, James (Rob) Basham, Courtenay Bloodworth, Harry (Franklin) Bradford, Brandi Chamblee, John Haigler, Joe Mayfield, Susan McClure, Cynthia (Nikki) Reynolds, William Aycock III, Thomas Cochran Jr., Roderick Payton, Elaine King, Frank Hosse, Ginny McKewen, Joe Morrison, Hoyte Pyle, Mike Atkisson, Tiffany Bekurs, Charlotte Brown, Terri Carson, Mamie Clark, Lee Cox, Shirley Davis, Susannah O'Bryant, Kay Beaver, Roy Durham, Shawn Howard, David Lackmann, Bobby Long, Jud Ferguson, Merrill Hodges, Annie James, George McCurdy, Sandy Myrick, Lyle' Reed, Louise Seale, Donna Smith, Paula Smith, Cathie Stahlkuppe, Paul White, David Wages, Louis Hale, Casey King, Chris Callegari, Amy Hooten, Shauna Thomas, Rebecca McKibben, Elizabeth Wylie Matt
            Barr, Tim Engelbrecht, Walter Hellwig, Chad Stafko, Ryan Altmansberger, Bonnie Kiedrowski, Tammy Goveia, Ryan Altmansberger.


--------------------------------------------------------------------------------
A.2.  COMPLIANCE PROCEDURES
--------------------------------------------------------------------------------

A.2.1  GENERAL

       (A)  The  Portfolio  Managers  shall  maintain all records and  documents
            relating   to  his/her   portfolio   management   in  a  secure  and
            confidential manner.

       (B) All Access Person Account statements provided pursuant to Section 8 (Trade Reporting Requirements) of the Code shall be compared with completed transactions of the Funds to monitor for possible violations. The basis of this comparison shall be the trading activity of the duplicated confirmations and statements versus a daily report of securities transactions for the Funds.

       (C) A signed acknowledgement is to be obtained from the Portfolio Manager designating any Accounts in which the Portfolio Manager has no involvement in investment decisions.

       (D) A signed acknowledgement is to be obtained from the Portfolio Manager designating which Accounts have investment objectives that are inconsistent with those of [the Fund].

A.2.2  ACKNOWLEDGEMENT
       Signed acknowledgements are to be obtained from the persons listed in Section A.I. (Individuals Subject to the Code of Ethics) as follows:

       (A) A signed acknowledgement stating that the individual has read, understood and complied with the Code and that no transactions have been effected in conflict with the Code is to be obtained from all Access Persons.

       (B)  A signed  acknowledgement  stating that the individual has no access
            to  transactions  or  contemplated   transactions  prior  to  public
            disclosure is to be obtained from all Access Persons.

       (C) A signed acknowledgement stating that all personal transactions have been reported as required is to be obtained from all Access Persons.

--------------------------------------------------------------------------------
A.3.  CODE OF ETHICS REVIEW COMMITTEE
--------------------------------------------------------------------------------

The Code of Ethics Review Committee shall be composed of the following persons:

     o  J. Kenneth Alderman, Director of the Funds; Vice Chairman & CEO, MAM

     o Charles D. Maxwell, Secretary and Assistant Treasurer of the Funds; Secretary and Treasurer of MAM; Assistant Treasurer and Assistant Secretary of Morgan Keegan & Company, Inc.

     o  James Kelsoe, Portfolio Manager, MAM

     o  Carter Anthony,  President of the Funds;  President & Portfolio Manager,
        MAM

     o David George, Chief Compliance Officer, MAM; Assistant Director of Compliance, Morgan Keegan & Company, Inc.

The Code of Ethics Review Committee shall meet annually and on an as-needed basis.

NOTICE OF ACKNOWLEDGEMENT
-------------------------

Morgan Asset Management, Inc.

Morgan Keegan & Company, Inc.

I hereby acknowledge that I have received and reviewed the Code of Ethics and that I agree to comply with its requirements and with all amendments and/or additional requirements which may be included in the future.




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DATE


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PRINTED NAME


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SIGNATURE





PLEASE RETURN EXECUTED  ACKNOWLEDGEMENTS  TO DAVID M> GEORGE,  CHIEF  COMPLIANCE
            OFFICER AT MORGAN KEEGAN IN MEMPHIS (MKG-MT-15th Floor)